SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                          ------------------------

                                  FORM 8-K

                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):      July 27, 2000




                         CHURCHILL DOWNS INCORPORATED
            (Exact name of registrant as specified in its charter)

           Kentucky                   000-01469                61-0156015
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)


700 Central Avenue, Louisville, KY                      40208
(Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area co(502) 636-4400


                              Not Applicable
      (Former name or former address, if changed since last report.)


Item 5.   Other Events.
------    ------------

      In connection with the negotiations concerning the proposed mergers between A. Acquisition Corp., an Illinois corporation, A. Management Acquisition Corp., an Illinois corporation, T. Club Acquisition Corp., an Illinois corporation, (each of A. Acquisition Corp., A. Management Acquisition Corp. and T. Club Acquisition Corp. being a wholly-owned subsidiary of Churchill Downs Incorporated (the "Company")) and Arlington International Racecourse, Inc., an Illinois corporation ("Arlington"), Arlington Management Services, Inc., an Illinois corporation and Turf Club of Illinois, Inc., an Illinois corporation (each of Arlington, Arlington Management Services, Inc. and Turf Club of Illinois, Inc. being a wholly-owned subsidiary of Duchossois Industries, Inc., an Illinois corporation ("Duchossois Industries")), the Company, Arlington and Duchossois Industries entered into a Confidentiality Agreement, dated as of September 15, 1999 (the "Confidentiality Agreement"). Subsequent to its execution, the 45 day periods referred to in the Confidentiality Agreement were extended on several occassions. The final extension expired on June 23, 2000.

      A copy of the Confidentiality Agreement is being filed herewith as
Exhibit 10(s).

      The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 7.   Financial Statements and Exhibits.


      (c)    The following exhibits are filed with this report:

      10(s) Confidentiality Agreement, dated as of September 15, 1999, among Churchill Downs Incorporated, Duchossois Industries, Inc., and Arlington International Racecourse, Inc.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 27, 2000          CHURCHILL DOWNS INCORPORATED



                              By: /s/   Thomas H. Meeker
                                 __________________________________________
                              Name:  Thomas H. Meeker
                              Title: President and Chief Executive Officer